UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2006

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 7, 2006, Alaska Communications Systems Group, Inc. ("ACS") announced that its subsidiary, Alaska Communications Systems Holdings, Inc. ("ACSH"), had commenced a cash tender offer for any and all of the $56.9 million aggregate principal amount of outstanding 9 7/8 % Senior Notes due 2011 (CUSIP Nos. 011679AF4 and 011679AD9) issued by ACSH. In conjunction with the tender offer, ACS announced that ACSH had also commenced soliciting consents to adopt certain amendments to the indenture under which the senior notes were issued. In order to complete the tender offer, ACS proposed to amend its 2005 senior credit facility, increasing the $375.0 million term loan under the facility by up to $57.0 million.

On February 7, 2006, ACS also announced that the expected range of its 2005 revenues were above its previous guidance and its expected 2005 EBITDA was at the high-end of its previous guidance.

On February 9, 2006, ACS announced the execution of a $115 million notional amount floating-to fixed interest rate swap agreement related to its $375 million term loan under a senior secured bank credit facility the company entered into on February 1, 2005.

On February 9, 2006, ACSH made a presentation to lenders under its credit facility and potential lenders for the incremental terms loans it is seeking. In connection with that presentation, ACSH disclosed that it had "Excess Cash" of $35.8 million as of December 31, 2005. This presentation indicated that "Excess Cash" included restricted cash, short term investments and pre-funded capital expenditures of $22.0 million (as of December 31, 2005), excluding $7.6 million of expected receipts in mid-2006 from the liquidation of the Rural Telephone Bank and pro forma for the repurchase of $8.0 million of senior notes as previously disclosed.

Information relating to the matters addressed in this Item 8.01 is set forth in the press releases attached hereto as Exhibits 99.1 and 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated dated February 7, 2006
Exhibit 99.2 Press Release dated dated February 9, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

February 9, 2006	By:	/s/ David Wilson

Name: David Wilson
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 7, 2006
99.2	Press release dated February 9, 2006